March 8, 2006

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia 22182

Morgan Joseph & Co. Inc.

600 Fifth Avenue

19th Floor

New York, New York 10020

Re:	Initial Public Offering

Gentlemen:

The undersigned director of Echo Healthcare Acquisition Corp. (“Company”), in consideration of Morgan Joseph & Co. Inc.’s (“Morgan Joseph”) intent to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 13 hereof):

1.        In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will (i) cause the trust fund which will be established for holders of the IPO Shares (“Trust Fund”), as defined below, to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Fund, except with respect to any of the IPO Shares, as defined herein, acquired by the undersigned in connection with or following the IPO, and any remaining net assets of the Company as a result of such liquidation and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the

Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

2.        In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

3.        The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Morgan Joseph that the Business Combination is fair to the Company’s stockholders from a financial perspective.

4.        Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the Effective Date, Windy City, Inc. (“Related Party”), shall be allowed to charge the Company an allocable share of Related Party’s overhead, up to $7,500 per month, to compensate it for the Company’s use of Related Party’s office space, utilities, administrative, technology and secretarial services. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5.        Neither the undersigned, any member of the family of the undersigned, nor any Affiliate will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate originates a Business Combination.

6.        The undersigned agrees to be a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire previously furnished to the Company and Morgan Joseph is true and accurate in all respects. The undersigned represents and warrants that:

(a)       he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)       he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he is not currently a defendant in any such criminal proceeding; and

(c)       he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.        The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

8.        The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”). Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9.        In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all shares of common stock, par value $0.0001, owned by him prior to the IPO (“Insider Shares”) in accordance with the majority of the votes cast by the holders of the IPO Shares, and all shares of common stock acquired in connection with or following the IPO “For” a Business Combination.

10.      The undersigned will escrow one-half of his Insider Shares for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date, and the remaining one-half of his Insider Shares until the completion of a Business Combination and the last sale price of the Company’s common stock thereafter equals or exceeds $11.50 per share for any 20 trading days within any 30 trading day period after the Company completes the Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

11.      The undersigned agrees to not to resign (or advise the Board that the undersigned declines to seek re-election to the Board of Directors) from his position as officer and/or director of the Company as set forth in the Registration Statement without the prior consent of Morgan Joseph, which consent shall not be unreasonably withheld, until the earlier of the consummation by the Company of a Business Combination, liquidation of the Trust Account, or the liquidation of the Company. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company.

12.      This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

13.      As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses in the healthcare industry; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

[Signatures on following page.]

________________
Alastair Clemow

/s/ Alastair Clemow
Signature

EXHIBIT A

Alastair Clemow, PhD, Director

•	Over 28 years experience in the healthcare industry;
•	President and Chief Executive Officer of Nexgen Spine Inc., a private company developing an artificial spinal implant, since 2004;
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President and Chief Executive Officer of Gelifex, Inc., a medical device company developing an innovative spinal nucleus replacement implant, from its founding in 2002 to its sale in 2004 to Synthes Spine for a return of approximately thirty times the initial founding investments in Gelifex, Inc.;

•

President and Chief Executive Officer of Minimally Invasive Surgical Technologies, a start-up company developing procedures and implants for minimally invasive total knee replacement, from its founding in 2001 until its merger with Z-Kat in 2004;

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Founder and Principal of Tanton Technologies, an organization that provides strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies, from 2000 to 2004;

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Various positions with Johnson & Johnson (NYSE:JNJ), including Vice President of Worldwide Business Development for Ethicon Endo-Surgery Inc., Vice President of New Business Development for Johnson & Johnson Professional Inc., and Director of Research and Development of Johnson & Johnson Orthopedics from 1981 to 2000;

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Member of the board of directors of Encore Medical Corporation (Nasdaq:ENMC), a diversified orthopedic company that manufactures and distributes a comprehensive range of high quality orthopedic devices, including surgical implants, sports medicine equipment and products for orthopedic rehabilitative pain management and physical therapy, since 2003;

•	Member of the board of directors of HydroCision Inc., a manufacturer and developer of surgical instruments for both orthopedic and general surgery procedures, since 2004;
•	Member of board of directors of BioMedical Enterprises Inc., a manufacturer and developer of orthopedic implants, since 2000; and
•	President of the Society for Biomaterials in 1995.

Dr. Clemow, a director of our Company, serves as President and Chief Executive Officer of Nexgen Spine Inc., a private company developing an artificial spinal implant. Previously, Dr. Clemow served as the President and Chief Executive Officer of Gelifex Inc., a medical device company developing an innovative spinal nucleus replacement implant, which was acquired by Synthes Spine in 2004. Since 2000 Dr. Clemow has been Principal of Tanton Technologies, an organization that provides strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies. Prior to that, Dr. Clemow served in numerous positions with Johnson & Johnson (NYSE:JNJ) from 1981 to 2000, including Vice President of Worldwide Business Development for Ethicon Endo-Surgery Inc., Vice President of New Business Development for Johnson & Johnson Professional Inc., and Director of Research and Development of Johnson & Johnson Orthopedics. Dr. Clemow holds an M.B.A. in Finance from Columbia University and a PhD in Metallurgy from University of Surrey, Guildford, U.K. Dr. Clemow serves on the boards of Encore Medical Corporation (Nasdaq:ENMC), HydroCision Inc., and BioMedical Enterprises Inc.